CENTRAL BANCOMPANY, INC. INSIDER TRADING POLICY Adopted by the Board of Directors August 18, 2025 I. Purpose This Insider Trading Policy (this “Policy”) of Central Bancompany, Inc. (together with The Central Trust Bank, the “Company”) is to promote compliance with securities laws and regulations prohibiting insider trading activities and to provide guidance on the proper procedures for permitted trading activities. II. Summary Federal and state securities laws impose important trading restrictions on certain individuals who learn of material, non-public information regarding a company. The principal restrictions on an individual with material, non-public information are that he or she may not (i) buy or sell securities on the basis of such information, or (ii) “tip” others about such information. Violations of these restrictions can carry both criminal and civil penalties. Because the securities laws are comprehensive, far-reaching and constantly evolving, this Policy does not attempt to deal with all of the considerations which may be applicable to securities transactions. If you have a specific question, you should contact the Company’s Corporate Secretary and abstain from the conduct in question until you have been informed that the conduct is permissible. III. Material Non-public Information Material non-public information is information that is both “material” and “non-public.” “Material” information generally means information which, if disclosed, could reasonably have an effect on the price of a company’s securities or which is likely to be considered important by a reasonable investor in determining whether to buy or sell such securities (or otherwise alter his or her market behavior). However, there is no precise definition, and the question of whether information is material is subjective and often judged in hindsight. As a result, individuals covered under this Policy are encouraged to take a broad and cautious view when evaluating whether a particular piece of information is “material.” Examples of “material” information may include, depending on the particular circumstances:  acquisitions of other companies, dispositions of existing operations or a new joint venture or termination thereof;  internal financial projections or any change to previously reported projections or financial results, including earnings, earnings estimates or operating results;  adoption or changes in dividend policy;  a change in senior executive management or board composition;  a change in control of the Company;  actual or threatened significant litigation, arbitration, regulatory proceedings or investigations, or the resolution of any of the foregoing;

4931-1074-4389 v.4  impending bankruptcy or financial liquidity problems;  material cybersecurity incidents;  significant compliance and/or control matters;  significant new contracts or changes in existing contractual relationships or loss of business; or  other information which could result in substantial market share and/or revenue gains or losses. The list above is merely illustrative and is not exhaustive, and other types of information may be material at any particular time depending upon the circumstances. “Non-public” information is information that has not yet been the subject of an official announcement (for example, in a press release or a filing with the Securities and Exchange Commission (the “SEC”)) or otherwise sufficiently publicized and widely reported in the media. Information does not cease to be “non-public” until investors have had a reasonable period of time to absorb and react to the information (often considered to be one or two trading days after public release of the information, depending on the circumstances). For purposes of this Policy, information does not cease to be “non-public” as a result of being the subject of rumors or other unofficial statements in the marketplace. Information related to the Company can be “non-public” even where such information was obtained by an employee from a source outside of the Company. IV. Covered Persons This Policy applies to all directors, officers, employees, consultants, contract workers and temporary staff of the Company (“Covered Persons”). All Covered Persons are responsible for ensuring compliance with this Policy by:  their family members who reside with them,  their family members who do not live in their household but whose transactions in securities are directed by such Covered Person or are subject to such Covered Person’s influence or control (such as parents or children who consult with you before they trade in securities), and  any entities whose transactions in securities are directed by such Covered Person or are subject to such Covered Person’s influence or control (such as a trust or other entity). V. Prohibition on Certain Activities Insider Trading Securities laws and this Policy prohibit an individual who is in possession of material non-public information related to the Company (referred to hereafter as an “Insider”) from (i) trading in any securities (including those issued by another company, if such information could affect the price of such securities) on the basis of such material non-public information or (ii) “tipping” such material non-public information to another person. The Company is also prohibited from trading at any time in the Company’s securities on the basis of material non-

4931-1074-4389 v.4 public information, consistent with applicable law. The fact that an Insider may have relied on factors other than material non-public information in purchasing or selling securities while in the possession of material non-public information is not an exception to this prohibition. It is no excuse that the Insider would have traded anyway, considered himself/herself under a duty (for example, as a trustee) to trade or to disclose information or did not intend to defraud anyone. If an Insider is in possession of material non-public information, he or she must refrain from any transaction in the subject securities and from tipping such material non-public information to any other person. Though its definition is complex under securities laws and regulations, for purposes of this Policy a “security” should be understood to mean any class of common stock (e.g., the Company’s Class A common stock), or any preferred stock that is listed on any national securities exchange or any put, call, option contract, hedge or other derivative securities relating to any such stock, of a publicly traded company. Furthermore, this Policy extends to a number of market activities. “Trading” for the purposes of this Policy includes not just buying or selling securities in the open market, but also executing a “cashless” option exercise, writing or purchasing a put or call option, entering into any “short sale” or the execution of any of such actions pursuant to prearranged instructions (e.g., limit orders) regardless of when such instruction was given. Gifts of the Company’s securities are also subject to the restrictions of this Policy. You may not gift Central securities to others while in possession of material non-public information, and Designated Insiders and Pre- clearance Persons (each as defined below) must comply with the applicable blackout and pre- clearance requirements described below before gifting securities of the Company. As discussed below, certain trading activities involving Company securities are entirely prohibited under this Policy, regardless of whether or not an individual is in possession of material non-public information. Please see below for a list of market activities which are not considered “trading” for the purposes of this Policy. Tipping Insiders may not give, or “tip,” such information to an outsider for the improper purpose of exploiting the information for personal gain. “Tipping” is the unauthorized communication of material, non-public information. A “tipper” is a person who divulges such information; a “tippee” is one who receives such information. Other Prohibited Trading Activities This Policy also prohibits Covered Persons from directly or indirectly participating in certain trading activities with respect to Company securities that by their nature are aggressive or speculative or may give rise to an appearance of impropriety. Such prohibited activities are:  same-day or short-term trading (i.e., “day trading”);  selling securities that the seller does not own or a sale that is completed by delivery of borrowed securities (i.e., a “short sale”);

4931-1074-4389 v.4  purchasing or holding Company securities on margin; or  entering into any derivative (including purchasing, selling or writing put or call options, forward contracts, equity swaps, performance swaps or any similar agreements on Company securities) or similar transactions. VI. Blackout Policy and Pre-clearance Procedures Blackout Policy All Designated Insiders are subject to the Company’s blackout policy. Designated Insiders include executive officers and directors of the Company, and other employees who may be routinely exposed to material information in the course of their duties (such as information relating to financial, strategic or regulatory matters) before it is released to the public. A list of “Designated Insiders” is maintained by the Corporate Secretary, and Designated Insiders will be regularly informed that they are subject to the blackout policy. Under the Company’s blackout policy, certain specific periods of the year are designated as “no trading periods” or “blackout periods” with respect to the Company’s securities for all Designated Insiders. These blackout periods generally begin two weeks prior to a quarter-end and end at market open one full trading day following the date of release of the Company’s earnings for such calendar quarter. However, blackout periods are subject to adjustment by the Corporate Secretary and may be started early or extended. In addition, from time to time the Corporate Secretary may institute additional specific blackout periods with respect to the Company’s securities as warranted by business developments. Any or all Designated Insiders may be made subject to any such special blackout period. In such instances, the Company will notify the applicable Designated Insiders that they are subject to a special blackout. After receiving notice of a special blackout, a Designated Insider (1) must not trade in the Company’s securities for the period of time specified in the notice and (2) must not discuss the fact that he or she is in a blackout period out with any person (other than the Corporate Secretary to the extent necessary for the resolution of any questions or issues). Pre-clearance Procedures The Company has imposed mandatory trading pre-clearance procedures on certain Designated Insiders (referred to hereafter as “Pre-clearance Persons”), each of whom is aware (or will be made aware by the Company’s Corporate Secretary as soon as reasonably practicable after he or she has been designated a Pre-clearance Person) that he or she is subject to such restrictions. All Pre-clearance Persons must receive pre-clearance from the Company’s Corporate Secretary prior to effecting any transaction in the Company’s securities, including pledging Company securities as collateral for a loan. Such pre-clearance is valid for two business days but terminates immediately if the Pre-clearance Person acquires any material, non-public information. Additionally, no limit order for any Pre-clearance Person can extend beyond the pre-clearance period. A list of Pre-clearance Persons is maintained by the Corporate Secretary. The following categories of Designated Insiders are also Pre-Clearance Persons: executive officers and directors

4931-1074-4389 v.4 of the Company required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”). Please see below for a description of the exception to the pre-clearance and blackout policies under a Rule 10b5-1(c) trading plan. VII. Certain Exceptions to Trading Prohibitions This Policy generally does not prohibit buying or selling investments in exchange-traded funds and publicly traded mutual funds. The blackout policies and pre-clearance procedures do not apply to trades pursuant to a previously established and approved Rule 10b5-1(c) trading plan. A “Rule 10b5-1(c) trading plan” is a written trading arrangement that complies with all of the requirements of Rule 10b5-1(c) under the Exchange Act. A Covered Person, including any Designated Insider, must obtain prior approval from the Corporate Secretary before entering into, amending or terminating a Rule 10b5- 1(c) trading plan. A Designated Insider may not enter into, amend or terminate a Rule 10b5-1(c) trading plan during a blackout period or if otherwise in possession of material non-public information. VIII. Consequences and Penalties The Company’s Code of Conduct & Ethics requires employees to maintain the confidentiality of all information obtained by them in connection with their employment. This is in addition to, and should be distinguished from, certain trading activities that also violate the law. Please review the Company’s Code of Conduct & Ethics for a description of its policies regarding business conduct and practices, including, among other things, the use of confidential information, conflicts of interest and a summary of this Policy. The Company’s policy prohibits any illegal activity and, as such, insider trading may result in termination for cause. The seriousness of insider trading is reflected in the penalties that it carries. Insider trading may result in criminal penalties, including fines, jail time or both. The SEC also has the authority to seek civil monetary penalties. In addition, private parties may also bring civil actions seeking damages against any person purchasing or selling a security while in the possession of material non-public information. IX. Questions If you have any questions regarding whether particular information constitutes material non-public information or any other questions about this Policy, you should contact the Corporate Secretary and abstain from trading or disclosing the information in question until you have been informed that the information is not material non-public information.